                                   EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Universal Automotive Industries, Inc. (the "Company") on Form 10-Q/A (Amendment No. 1) for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Arvin Scott, as Chief Executive Officer of the Company, and Robert W. Zimmer, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Arvin Scott
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Name:  Arvin Scott
Title:  Chief Executive Officer
Date:  December 23, 2004

/s/ Robert W. Zimmer
--------------------

Name: Robert W. Zimmer
Title:  Chief Financial Officer
Date:  December 23, 2004

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.